UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2024

Entergy New Orleans, LLC
(Exact name of registrant as specified in its charter)

Texas	1-35747	82-2212934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Perdido Street, New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 670-3702

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2024, Kimberly A. Fontan was elected to the Board of Directors of Entergy New Orleans, LLC (the “Company”). Ms. Fontan will not receive any compensation for serving in her role as director of the Company. There are no arrangements or understandings between Ms. Fontan and any other person pursuant to which she will be appointed to serve in her new role, nor are there any family relationships between Ms. Fontan and any director or executive officer of the Company. Ms. Fontan does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy New Orleans, LLC

By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and
General Counsel

Dated: November 5, 2024